UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 27, 2006

GONDWANA ENERGY, LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 700, One Executive Place

1816 Crowchild Trail N.W.

Calgary, Alberta, Canada T2M 3Y7

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (403) 313-8985

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Gondwana Energy, Ltd. (the “Company”) entered into a Stock Purchase Agreement dated November 2, 2006 between the Company and Peter Löfberg pursuant to which the Company agreed to purchase all of the issued and outstanding ordinary shares of FinMetal Mining Oy (“FinMetal”), a company organized pursuant to the corporate laws of Finland. On November 27, 2006 the Company closed the transaction. The shares of FinMetal were acquired for a total purchase price of €200,000 (Euros) and the issuance of one million shares of the Company’s common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Pursuant to additional terms of the Stock Purchase Agreement dated November 2, 2006 between the Company and Peter Löfberg, the Company appointed Mr. Peter Löfberg to its Board of Directors and as President of the Company and its wholly owned subsidiary, FinMetal Mining Oy.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stock Purchase Agreement dated November 2, 2006 between the Company and Peter Löfberg.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GONDWANA ENERGY, LTD.

Date: November 30, 2006	/s/ Daniel Hunter
Daniel Hunter, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated November 2, 2006 between the Company and Peter Löfberg.